UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2014

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Second St. Suite A-107, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, our board of directors appointed James B. Boyd as our vice president and chief financial officer effective February 26, 2014. He will serve in that role jointly with Don Glidewell, our current chief financial officer, until the end of the term of Mr. Glidewell’s transition agreement with us, which will expire no later than March 31, 2014.

Mr. Boyd previously served as chief financial officer of Quantenna Communications from September 2012 through September 2013. From December 2010 to September 2012 he served as chief financial officer for Link-A-Media Devices and from June 2007 to November 2010 he served as chief financial officer and senior vice president of Silicon Storage Technology. From July 2000 to June 2007, Mr. Boyd served as chief financial officer and senior vice president of ESS Technology. Mr. Boyd earned a MBA in Finance from the University of Wisconsin and a J.D. from Golden Gate University. He is 61.

Under the terms of our offer letter with Mr. Boyd, he is entitled to receive a base salary of $240,000. Mr. Boyd will also be eligible to participate in our 2014 non-equity bonus plan. Any award for 2014 will be prorated based on the time that he has worked for us during 2014. His target bonus under the 2014 plan will be equal to 30% of his base salary. Mr. Boyd will also receive an option to purchase 190,000 shares of our common stock under the terms of our 2013 Stock Incentive Plan with an exercise price equal to the closing price of our common stock on NASDAQ on his start date. The option will vest over four (4) years, with 25% of the award vesting one year from his start date and the remainder vesting in equal monthly installments over the following three (3) years. Mr. Boyd will also receive a one-time signing bonus equal to $10,000, reimbursement for actual relocation expenses up to $20,000 and three (3) months temporary housing. If Mr. Boyd fails to complete 12 months of service with us, he has agreed to repay a pro rata portion of his signing bonus and the relocation expenses that we paid on his behalf.

In the event that we actually or constructively terminated Mr. Boyd’s employment without cause, we have agreed to continue to pay his base salary and provide life, medical, dental and disability coverage for a period of six (6) months following such termination.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Boyd, on the one hand, and any of our directors or executive officers, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: February 25, 2014	By:	/s/ Pam Marrone
Pamela Marrone
Chief Executive Officer